                            Southern
                             Union
                            Company


                  504 Lavaca Street, Eighth Floor
                       Austin, Texas  78701


                        September 24, 1997


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Southern Union Company to be held at 2:00 p. m. (Central Standard Time) on Tuesday, November 11, 1997 in the eighth floor atrium of the Company's offices at Lavaca Plaza, 504 Lavaca Street, Austin, Texas. A notice of the meeting, a proxy and a proxy statement containing information about the matters to be acted upon are enclosed.

In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

Whether or not you plan to attend the meeting on November 11, 1997 please mark, sign and date the enclosed proxy and return it in the envelope provided (which requires no postage if mailed in the United States) so that your shares will be represented. Your prompt cooperation will be appreciated.

On behalf of the Board of Directors,

                                 Sincerely,




                                 GEORGE L. LINDEMANN
                                 Chairman of the Board and
                                 Chief Executive Officer

                        TABLE OF CONTENTS



Notice of Annual Meeting of Stockholders...................     i

Defined Terms..............................................    ii

Questions and Answers......................................     1

Proposals to be Voted Upon.................................     4

Board of Directors.........................................     6

    Board Size and Composition.............................     6
    Board Committees and Meetings..........................     7
    Board Compensation.....................................     7
    Directors' Deferred Compensation Plan..................     8

Board of Directors Report on Executive Compensation........     9

Executive Officers and Compensation........................    10

    Executive Officers Who Are Not Directors...............    10
    Executive Compensation.................................    11
    Summary Compensation Table.............................    11
    Option Grants in 1997..................................    12
    Options Exercised in 1997 and 1997 Year-End Values.....    13
    Retirement Benefits....................................    13
    Employment Contracts, Termination of Employment and
       Change-in Control Arrangements......................    14
    Compensation Committee Interlocks and Insider
       Participation.......................................    14
    Section 16(a) Beneficial Ownership Reporting
       Compliance..........................................    14

Security Ownership.........................................    15

Common Stock Performance Graph.............................    17

Certain Relationships......................................    17

Independent Auditors.......................................    18

Company's 1997 Annual Report...............................    18

                     Southern Union Company
                504 Lavaca Street, Eighth Floor
                      Austin, Texas  78701

             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                 To Be Held November 11, 1997


To the Holders of Common Stock of
SOUTHERN UNION COMPANY:

The 1997 Annual Meeting of Stockholders of Southern Union Com-pany, a Delaware corporation, will be held in the eighth floor atrium of the Company's offices at Lavaca Plaza, 504 Lavaca Street, Austin, Texas on Tuesday, November 11, 1997 at 2:00 p. m. (Central Standard Time) to consider and take action upon the following:

   (i) the election of three persons to serve as the Class I directors until the 2000 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
        and

  (ii)  proposed changes under the Southern Union Company 1992
        Long-Term Stock Incentive Plan, primarily to approve an additional 900,000 shares of Common Stock to be eligible for grant.

Your Board of Directors recommends a vote "For" both proposals.
The Board of Directors is not aware of any other business to come before the Meeting.

Stockholders of record of the Company's Common Stock at the close of business on September 12, 1997 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of stockholders of record entitled to vote at the Meeting will be maintained in the Company's corporate offices at 504 Lavaca Street, Eighth Floor, Austin, Texas 78701, for ten days prior to the Meeting.

Whether or not you plan to attend the Meeting in person, please mark, execute, date and return the enclosed proxy in the envelope provided (which requires no postage if mailed within the United States). Should you attend the Meeting in person you may, if you wish, withdraw your proxy and vote your shares in person.


                              By Order of the Board of Directors,



                              DENNIS K. MORGAN
                              Secretary

Austin, Texas
September 24, 1997

                          DEFINED TERMS



"1982 Plan" means Southern Union's 1982 Stock Option Plan.
 ---------

"1992 Plan" means Southern Union's 1992 Long Term Stock Incentive

 ---------
Plan.

"401(k) Plan" means Southern Union's Savings Plan.
 -----------

"Board" or "Board of Directors" means Southern Union's Board of
 -----     ------------------
Directors.

"Common Stock" means Southern Union's Common Stock.
 ------------

"Company" or "Southern Union" or "we" means Southern Union
 -------      --------------      --
Company.

"Directors' Plan" means Southern Union's Directors' Deferred
 ---------------
Compensation Plan.

"Plan Committee" means the 1992 Long-Term Stock Incentive Plan
 --------------
Committee of the Board of Directors of the Company, which administers the 1992 Plan and the 1982 Plan.

"Supplemental Plan" means Southern Union's Supplemental Deferred
 -----------------
Compensation Plan.

                    Southern Union Company
                504 Lavaca Street, Eighth Floor
                     Austin, Texas  78701
                    ----------------------

                       PROXY STATEMENT
                    ----------------------



The accompanying proxy, to be mailed to stockholders together with the Notice of Annual Meeting and this Proxy Statement on or about September 29, 1997, is solicited by Southern Union Company in connection with the Annual Meeting of Stockholders to be held on November 11, 1997.

                    QUESTIONS AND ANSWERS

-----------------------------------------------------------------

Q:  What am I voting on?

A:  -  Re-election of three directors (John E. Brennan,
       Frank W. Denius and Roger J. Pearson); and
    -  Approval of an amendment to the 1992 Plan.
       (See page 4 for more details.)

-----------------------------------------------------------------

Q:  Who is entitled to vote?

A: Stockholders as of the close of business on the Record Date, September 12, 1997, are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. With respect to the election of directors, stockholders have cumulative voting rights, which entitle each stockholder to that number of votes which equals the number of shares he or she holds multiplied by the number of directors to be elected
    (3). The Bylaws of the Company require that a stockholder who intends to exercise cumulative voting rights at the Annual Meeting must give written notice to the Secretary of the Company no later than ten (10) days after notice of the Annual Meeting was first sent to stockholders.

-----------------------------------------------------------------

Q:  How do I vote?

A: Sign and date each Proxy Card you receive and return it in the prepaid envelope. If you do not mark any selections, your Proxy Card will be voted in favor of the two proposals. You have the right to revoke your proxy at any time before the Meeting by (1) notifying Southern Union's Corporate Secretary, (2) attending the Meeting and voting in person or
    (3) returning a later-dated proxy. If you return your signed Proxy Card, but do not indicate your voting preferences, the proxy will be voted FOR the two proposals on your behalf.

    The Board of Directors is not aware of any matter other than the matters described above to be presented for action at the Meeting. If a proposal other than the two listed in the Notice is presented at the Annual Meeting, your signed proxy card gives authority to George L. Lindemann and Peter H. Kelley, or either of them, to vote on such matters, who intend to vote in accordance with their best judgment.

    Proxies should NOT be sent by stockholders to the Company but to Boston EquiServe, L.P., the Company's Registrar and
    Transfer Agent, at 150 Royall Street, Canton, Massachusetts
    02021.

-----------------------------------------------------------------

Q:  Is my vote confidential?

A: Yes. Proxy cards, ballots and voting tabulations that identify individual stockholders are confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the vote have access to your card. Additionally, all comments directed to management (whether written on the Proxy Card or elsewhere) will remain confidential, unless you ask that your name be disclosed.

-----------------------------------------------------------------

Q:  Who will count the vote?

A: Representatives of the Company and its legal counsel, Fleischman and Walsh, L.L.P., will tabulate the votes and act as inspectors of election.

-----------------------------------------------------------------

Q:  What does it mean if I get more than one proxy card?

A: It is an indication that your shares are registered dif-ferently and are in more than one account, including your accounts in Southern Union's Direct Stock Purchase Plan, the executive compensation plans, employee benefit plans and shares credited to your Savings Plan account held in custody by the trustee, Wilmington Trust. Sign and return all proxy cards to ensure that all your shares are voted.

-----------------------------------------------------------------

Q:  What constitutes a quorum?

A: As of the Record Date, 17,122,736 shares of the Company's Common Stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, consti-tutes a quorum for the transaction of adopting proposals at the Annual Meeting. If you submit a properly executed proxy card, then you will be considered part of the quorum. If you are present or represented by a proxy at the Annual Meeting and you abstain, your abstention will have the same effect as a vote against the proposal to amend the 1992 Plan but will have no effect on the election of directors. Broker non-votes will be counted as part of the quorum but will not be part of the voting power present.

-----------------------------------------------------------------

Q:  Who can attend the Annual Meeting?

A:  All stockholders as of the Record Date can attend.

-----------------------------------------------------------------

Q:  When are the 1998 stockholder proposals due?

A: In order to be considered for inclusion in next year's proxy statement, stockholder proposals must be submitted in writing by June 30, 1998, to Dennis K. Morgan, Corporate Secretary, Southern Union Company, 504 Lavaca Street, Eighth Floor, Austin, Texas 78701.

-----------------------------------------------------------------

Q: How does a stockholder nominate someone to be considered for election as a director of Southern Union?

A: Any stockholder may recommend any person as a nominee for director of Southern Union by writing to the Company's Secretary at least 45 days before an annual meeting (which was September 26, 1997 for this year's Meeting) or no later than ten (10) days after the date of the notice of a special meeting. Accordingly, no stockholder may make additional nominations at the Annual Meeting. The notice must include certain information about the nominating stockholder and the nominee(s). Certain persons are disqualified from serving as directors. A copy of the relevant Bylaws provisions may be obtained from the Company's Secretary. As of September 26, 1997, no stockholder has nominated any person to serve as a director of the Company.

-----------------------------------------------------------------

Q:  Who pays for this proxy solicitation?

A: Southern Union will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of Common Stock.

-----------------------------------------------------------------

                   PROPOSALS TO BE VOTED UPON

1.  Re-election of Directors

    Nominees for re-election this year are John E. Brennan, Frank W. Denius and Roger J. Pearson. Each has consented to serve a three-year term. (See page 6 for more information.)

    Directors are elected by a plurality of the votes of shares present in person or represented by proxy and entitled to vote in the election. Your Board recommends a vote FOR these directors.

    If any director declines or becomes unable to serve as a director for any reason, votes will be cast instead for a substitute nominee designated by the Board of Directors. If no substitute is designated, votes will be cast according to the judgment of George L. Lindemann and Peter H. Kelley. If cumulative voting is in effect by a stockholder, unless authority is withheld, George L. Lindemann and Peter H. Kelley will allocate the votes represented by such proxy in the manner they deem proper in their best judgment.

2.  Proposal of Change to the 1992 Plan

    Introduction:  The 1992 Plan was approved and adopted by the
    ------------
    Company's Board of Directors as of July 1, 1992 and was adopted by the Company's stockholders at the annual meeting held on May 12, 1993. The 1992 Plan was adopted in order to permit the granting of a variety of long-term incentive awards to officers and key employees of the Company and its subsidiaries in order to focus the attention of management and other employees on the long-term improvement of stock-holder value and to align the interests of management and the Company's stockholders. The Board also believes that the use of such long-term incentives is important to the Company's ability to attract and retain talented people to manage the Company. As of June 30, 1997, awards covering a total of 1,201,922 shares of Common Stock have been granted out of 1,203,930 shares available under the 1992 Plan.

    Please refer to the tables under the heading "Executive
    Officers and Compensation" for information regarding awards of stock options made to the Named Officers under the 1992
    Plan.

    Description of the 1992 Plan:  The 1992 Plan provides for
    ----------------------------
    awards in the form of stock options, stock appreciation rights, dividend equivalents, restricted stock and perform-ance shares and units. Each award is granted with terms and conditions consistent with the 1992 Plan, as the Plan Commit-tee determines. See "Board of Directors - Board Committees and Meetings."

    Any employee, including officers, is eligible to be granted an award under the 1992 Plan. The Company estimates that substantially all employees are eligible to participate in the 1992 Plan.

    The shares of Common Stock subject to an award under the 1992 Plan that expires or is forfeited become available again for future awards. No award may be assigned or transferred except by will or the laws governing descent and distribu-tion.

    Types of Awards:
    ---------------

      Stock Options.  The term of stock options does not exceed
      -------------
      ten years from the date of grant. The Plan Committee may grant either "Incentive Stock Options," as defined in the Internal Revenue Code, or stock options not intended to qualify as such ("Non-Qualified Stock Options"). The exercise price for the purchase of shares subject to a stock option may not be less then 100% of the market value of the shares covered by the option on the date of grant. The exercise price must be paid in full in cash or shares of Common Stock, or a combination of both.

      Stock Appreciation Rights.  The Plan Committee may grant
      -------------------------
      stock appreciation rights ("SARs") unrelated to options or related to options or portions of options granted to employees pursuant to the 1992 Plan. In exchange for sur-rendering the right to exercise a related option, the employee may exercise an SAR with respect to the number of shares covered by the surrendered option. Upon the exer-cise of an SAR, the employee is entitled to receive payment of an amount equal to the aggregate appreciation in value of the shares covered by the SAR or by the related option. Such payment may be made in cash, in shares of Common Stock or a combination of both. The Plan Committee may also grant limited SARs which are exercisable only in certain events such as a change in control of the Company. SARs are not transferable, other than by will or the laws of descent and distribution.

      Dividend Equivalents.  The 1992 Plan authorizes the
      --------------------
      granting of dividend equivalents which may be granted in conjunction with an option or which may be granted sepa-rately. A dividend equivalent entitles the holder to receive a cash payment(s) equal to any cash dividends paid during the term of the dividend equivalent with respect to a number of shares of the Company's Common Stock. The Plan Committee also has the discretion to grant dividend equiva-lents entitling the holder to receive cash payment equal in value to any non-cash (other than stock) dividends as well. When a dividend equivalent is granted in conjunction with a stock option, no adjustment to the related option will be made in the event of a cash dividend or other distribution on the Common Stock.

      Performance Shares or Units.  The 1992 Plan also provides
      ---------------------------
      for the granting of performance shares or units which gives the recipient the right to receive a specified number of shares of Common Stock or cash upon the achievement of specified performance objectives within a specified award period. If a participant dies or terminates his or her position with the Company prior to the close of an award period, any performance shares or units granted to him or her for the period would be forfeited unless such restriction is waived by the Plan Committee. Performance shares and units are non-transferable.

      Restricted Stock.  The 1992 Plan also provides for the
      ----------------
      granting of restricted stock. Restricted stock is Common Stock that is subject to forfeiture in the event the recipient ceases to be an employee or director of the Company for any reason prior to a date set by the Plan Committee. If the participant retires, dies or is disabled, then the number of shares of restricted stock forfeited will depend upon how long the shares of restricted stock had been held by the participant. If a participant ceases to be an employee or director for any other reason, all shares of restricted stock held by the participant which are still subject to restriction will be forfeited. The Plan Committee can remove the forfeiture restriction on the stock at any time.

Effect of Change in Control:  Upon certain events constituting a
---------------------------
change in control of the Company, as specified in the 1992 Plan, all awards then outstanding will become immediately vested and/or exercisable.

Outstanding Awards:  The value of all the types of awards that
------------------
may be granted under the 1992 Plan is based on the value of the Common Stock. To date, only awards of stock options and cash dividend equivalents have been granted under the plan. The cash dividend equivalents granted have been awarded in conjunction with stock options. Although not a requirement of the 1992 Plan, most stock options granted under the 1992 Plan vest at a rate of 20% per year beginning on the first anniversary of the date of grant or cliff vest in three years.

In considering the recommendation of the Board of Directors, stockholders should be aware that employee members of the Board are eligible to participate in the 1992 Plan and that stock-holders' percentage interest in the Company will be diluted as shares under the Plan are issued.

Proposed Amendment:   We request stockholder approval to increase
------------------
by 900,000 the number of shares available for awards under the Plan in order to achieve the Plan's purposes in the future. No other changes to the 1992 Plan are proposed.

Any stockholder may obtain a copy of the current Plan by writing to Southern Union Company, 504 Lavaca Street, Eighth Floor,
Austin, Texas 78701, Attention:  Corporate Secretary.

Vote Required:  In order to approve the proposal of change to the
-------------
1992 Plan, a majority of the total number of votes that could be cast at the Annual Meeting must vote in favor of the proposal. Your Board recommends a vote FOR the proposal of change to the 1992 Plan.

                      BOARD OF DIRECTORS

                 Board Size and Composition

The Board of Directors of the Company is comprised of ten directors which is divided into three classes, each of which serves a staggered three-year term. The terms of the Class I directors expire at the Meeting. The Class II directors will serve until the 1998 Annual Meeting of Stockholders and the Class III directors will serve until the 1999 Annual Meeting of Stock-holders. This year's Nominees, John E. Brennan, Frank W. Denius and Roger J. Pearson are the Class III directors standing for election for a three-year term of office expiring at the 2000 Annual Meeting of Stockholders or when their successors are duly elected and qualified.

The following pages contain information concerning the Nominees and the directors whose terms of office will continue after the meeting.

NOMINEES
Class I - Term expires in 2000

John E. Brennan has been Vice Chairman of the Board and Assistant
---------------
Secretary of Southern Union since February 1990. Mr. Brennan has been primarily engaged in private investments since May 1992. Prior to May 1992, Mr. Brennan had been President and Chief Operating Officer of Metro Mobile CTS, Inc. ("Metro Mobile").
Age: 51.

Frank W. Denius has been Chairman Emeritus of Southern Union
---------------
since February 1990. Since February 1990, Mr. Denius has been engaged primarily in the private practice of law in Austin, Texas. Age: 72.

Roger J. Pearson has been an attorney in private practice in
----------------
Stamford, Connecticut for more than the past five years. He has been of counsel to the firm of Neville, Shaver, Hubbard & McLean since 1991. Mr. Pearson has been a Director of the Company since January 1992. Age: 51.

     THE BOARD RECOMMENDS A VOTE FOR ALL NOMINEES TO SERVE AS
                        CLASS I DIRECTORS.

DIRECTORS CONTINUING IN OFFICE
Class II - Term expires in 1998

Aaron I. Fleischman has been Senior Partner of Fleischman and
-------------------
Walsh, L.L.P., a Washington, D.C. law firm specializing in regulatory, corporate-securities and litigation matters for telecommunications and regulated utility companies, since 1976. Mr. Fleischman is also a director of Citizens Utilities Company.
Age: 58.

Kurt A. Gitter, M.D. has been an ophthalmic surgeon in private
-------------------
practice in New Orleans, Louisiana, since 1969. He has also been a Clinical Professor of Ophthalmology at Louisiana State University since 1978 and an assistant professor of ophthalmology at Tulane University since 1969. From 1986 to 1993 Dr. Gitter served as Chief of Ophthalmology at Touro Infirmary. Dr. Gitter has been a Director of the Company since June 1995. Age: 60.

Adam M. Lindemann has been the managing member of Lindemann
-----------------
Capital Advisors, L.L.C. since November, 1996, which manages investments for various private investment funds including Lindemann Capital Partners, L.P. Previously, he had been a personal investor manager for Third Point Partners since August 1996. From 1994 until August 1996, he was a securities analyst for Oppenheimer & Company and previously during 1994 he was a corporate finance associate with Perry Partners, a money manage-ment firm. From May 1992 until 1994 he was primarily engaged in private investments. Prior to May 1992, he had been Vice Presi-dent - Corporate Development of Metro Mobile and President of Vision Energy Resources, Inc., a wholly-owned subsidiary of Metro Mobile primarily engaged in the distribution of propane.
Adam M. Lindemann is the son of George L. Lindemann, Chairman of the Board and Chief Executive Officer of Southern Union. Age:
36.

George Rountree, III has been an attorney in private practice in
--------------------
Wilmington, North Carolina where he has been a senior partner in the firm of Rountree & Seagle since its formation in 1977. Age:
64.

Class III - Term expires in 1999

George L. Lindemann has been Chairman of the Board and Chief
-------------------
Executive Officer of Southern Union since February 1990. He has been Chairman of the Executive Committee of the Board of Directors since March 1990. He was Chairman of the Board and Chief Executive Officer of Metro Mobile from its formation in 1983 through April 1992. He has been President and a director of Cellular Dynamics, Inc., the managing general partner of Activated Communications Limited Partnership, a private investment business, since May 1982. Mr. Lindemann is also a director of Network Event Theater, Inc. Age: 61.

Peter H. Kelley has been President and Chief Operating Officer of
---------------
Southern Union since February 1990, President and Chief Operating Officer of Southern Union Gas Company ("Southern Union Gas"), a division of the Company, since October 1990, and Chief Executive Officer of Missouri Gas Energy ("MGE"), a division of the Company, since December 1993. From December 1993 to September 1995, Mr. Kelley was also President of MGE. Prior to joining the Company, he had been an officer of Metro Mobile since 1986.
Mr. Kelley is also a director of Texas Commerce Bank, N.A. --
Austin.  Age: 50.

Dan K. Wassong has been the President, Chief Executive Officer
--------------
and a director of Del Laboratories, Inc., a manufacturer of cosmetics, toiletries and pharmaceuticals, for more than the past five years. Mr. Wassong is also a director of Moore Medical Corporation. Age: 67.

With the exception of Messrs. Denius, Gitter and Pearson as described above, each of the above-named directors and Nominees first became a director of the Company in February 1990.

                Board Committees and Meetings

The Board of Directors has an Executive Committee, composed of Messrs. George Lindemann (Chairman), Brennan and Kelley. The Executive Committee held one meeting and acted by unanimous written consent on seven occasions during fiscal 1997. During the intervals between meetings of the Board of Directors, this committee has the authority to, and may exercise all of the powers of, the Board of Directors in the management of the busi-ness, property and affairs of the Company in all matters that are not required by statute or by the Company's Certificate of Incor-poration or Bylaws to be acted upon by the Board of Directors. This committee must exercise such authority in such manner as it deems to be in the best interests of the Company and consistent with any specific directions of the Board of Directors.

The Board of Directors has an Audit Committee, currently composed of Messrs. Denius (Chairman) and Gitter. The Audit Committee met two times during fiscal year 1997. This committee has the duties of recommending to the Board of Directors the appointment of independent auditors, reviewing their charges for services, reviewing the scope and results of the audits performed, reviewing the adequacy and operation of the Company's internal audit function, and performing such other duties or functions with respect to the Company's accounting, financial and operating controls as deemed appropriate by it or the Board of Directors.

The Board of Directors has a Long-Term Stock Incentive Plan Committee which may consist of no fewer than two directors. The committee is currently composed of Messrs. Rountree (Chairman) and Pearson who have the authority to make all decisions regarding: (i) the granting of awards under the Company's 1992 Plan; (ii) eligibility of employees to receive awards under the 1992 Plan; and (iii) interpretation of the 1992 Plan. To serve on the Plan Committee a director may not receive any awards under the 1992 Plan during the prior year, and cannot currently be eligible to receive any awards under the 1992 Plan. The Plan Committee met one time during fiscal year 1997 and acted by unanimous written consent on two occasions.

The Board of Directors held two meetings and acted by unanimous written consent on three occasions during fiscal year 1997. Except for Mr. Frank W. Denius, who was unable to attend one meeting of the board of Directors, all directors attended all of the meetings of the Board and committees on which they served that were held in fiscal year 1997 while they were directors and a member of any such committee.

                       Board Compensation

Compensation for each director is $20,000 per year, payable in quarterly installments, except for: Mr. George Lindemann (who receives $220,105 per year as Chairman of the Board and Chief Executive Officer of the Company and Chairman of the Executive Committee); Mr. Brennan (who receives $110,094 per year as Vice Chairman of the Board of the Company and a member of the Execu-tive Committee); Mr. Kelley (who receives no compensation as a director in addition to his compensation as a full-time executive officer and employee of the Company and its divisions and sub-sidiaries); and the chairman and the other member of the Audit Committee of the Company's Board of Directors, who receive $30,000 and $25,000 per year, respectively. Members of the Board of Directors also are reimbursed for travel expenses incurred in connection with Company business, including attendance at meetings of the Board of Directors and its committees.

              Directors' Deferred Compensation Plan

The Board of Directors has a Directors' Deferred Compensation Plan which is designed to attract and retain well-qualified individuals to serve as outside directors and to enhance the identity of their interests and the interests of stockholders. Participation in the Directors' Plan is optional.

Under the Directors' Plan, each director who is not also an employee of the Company may choose to defer all or any percentage of his or her director's fees and invest such deferred amount in Common Stock. The Directors' Plan requires the Company to make a matching contribution of 100% of the first 10% of the partici-pant's total directors' fees, to the extent deferred.

A participating director is 100% vested with respect to the amount of director's fees that he elects to defer and any related income, gains and losses. The Company's matching contributions do not vest until the participating director either has completed five (5) years of service as a director or dies while serving as a director. Deferred amounts may not be withdrawn by a partici-pant until (i) thirty (30) days after such time as the director either retires or ceases to be a director of the Company; or (ii) with the permission of the Board, in the event of severe finan-cial hardship.

The Board may terminate, suspend or amend the Directors' Plan under certain circumstances, but the Board has no discretion regarding its administration.

       BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

The Board of Directors closely aligns the total compensation of the executive officers with the profitability of the Company. Merit increases to the base salaries for the officer group have been moderate in comparison to industry standards. The 1992 Plan was introduced in order to focus the attention of management on the long-term improvement of stockholder value.

The Company's 1997 short-term incentive plan was aligned with each officer's and manager's compensation to directly reflect the desired short-term marketing and profitability goals of the Company applicable to such officer or manager. By balancing the use of short- and long-term incentive and adequate base salary, the Board of Directors believes it has been and will continue to be able to recruit the talent needed to manage the Company, retain the talents of current management and align the successes of the Company and management.

The factors and criteria utilized by the Board of Directors includes the assessment of comparable information from other utilities and similarly-sized operations. It is the philosophy of the Company's Board to set the base salaries of executive officers at an amount lower than the average of a financial peer group of other mid-sized natural gas local distribution companies ("LDCs"), with opportunities to earn above the average based on excellent individual and corporate performance. This peer group includes neighboring and other similarly sized LDCs which share operating and financial characteristics with the Company. The Board believes the performance on which executive officer com-pensation is based should be assessed both on an annual basis and also over a longer period of time to ensure that executive officers work to support both the Company's current objectives as well as its strategic objectives.

The Board of Directors regularly reviews the Chief Operating Officer's recommended base salary merit increases, cash incentive plan and stock option plan awards for the Company's other execu-tive officers. Base salary merit increase and cash incentive award recommendations, if any, are primarily based on corporate operating and financial performance, as well as on executive officers' individual performance, for the prior fiscal year. Merit increases are also based on a review of peer group base salaries and executive officers' individual contributions to the Company's strategic objectives. Stock option recommendations, if any, are primarily based on executive officers' individual per-formance during the prior fiscal year, but also relate to per-formance judgments as to the past contributions of the individual executive officers and judgments as to their individual contribu-tions to the Company's strategic objectives. The Board of Direc-tors then determines compensation for such executive officers, in light of (a) the Company's actual performance as compared to its corporate financial goals for the prior fiscal year, (b) individ-ual executive officers' actual performance as compared to their individual goals supporting the Company's financial and operating objectives, (c) the Company's executive officer compensation levels relative to its peer group and (d) periodic reports from independent compensation consultants regarding the compensation competitiveness of the Company. The Board of Directors also reviews the above types of compensation for the Chief Executive Officer with the assistance of the Company's human resources staff and recommends adjustments as deemed appropriate based on the above compensation review criteria and its expectation as to his future contributions in leading the Company.

Neither the Chairman of the Board and Chief Executive Officer nor the President and Chief Operating Officer were included in the Short-Term Incentive Plan for 1997, but are eligible for discre-tionary bonuses based on performance as determined by the Board of Directors. The President and Chief Operating Officer - Missouri Gas Energy, the Executive Vice President and Chief Financial Officer, and the Vice President - Legal and Secretary had the ability to obtain short-term incentive awards for 1997. See "Executive Officers and Compensation -- Executive Compensa-tion."

The 1992 Long-Term Stock Incentive Plan Committee considers all aspects of compensation provided to the executive officers prior to determining appropriate awards to be given under the 1992 Plan
to each executive.   See "Proposals to be Voted Upon -- Proposal
of Change to the 1992 Plan."

In 1993, the Board of Directors established the Supplemental Plan. The Supplemental Plan is designed to encourage greater ownership of Company shares by executive employees by increasing the Company matching contribution, and to provide employee bene-fits similar to the benefits such employee would have received under the 401(k) Plan if not for the existence of certain limita-tions that are set forth in the Internal Revenue Code of 1986, as amended (the "Code"), relating to "highly compensated employees" as defined in the Code. Under the Supplemental Plan, an eligible employee may defer up to 10% of his or her annual compensation (salary and bonus) through payroll deductions (the "Employee Con-tributions"). In addition, the Supplemental Plan requires the Company to make a 100% matching contribution on Employee Contri-butions up to a maximum of 10% of the participant's annual com-pensation. The Employee Contributions, together with the Company's matching contributions, are invested by the Supplemen-tal Plan's trustee in shares of Common Stock.

The Board of Directors believes that it has concentrated, and intends to continue to concentrate, the bulk of Mr. Lindemann's compensation as the Chairman of the Board and Chief Executive Officer on long-term incentives such as stock option grants which are directly attributable to increasing stockholder value.

By:  The Board of Directors

              George L. Lindemann       John E. Brennan
              Frank W. Denius           Peter H. Kelley
              Aaron I. Fleischman       Roger J. Pearson
              Adam M. Lindemann         Kurt A. Gitter, M.D.
              George Rountree, III      Dan K. Wassong

                 EXECUTIVE OFFICERS AND COMPENSATION

              Executive Officers Who are not Directors

Executive Officers of the Company are elected by the Board to serve at the pleasure of the Board or until their successors are elected and qualified. Generally, officers are reelected annually by the Board. The following Executive Officers of the Company are not directors.

C. Thomas Clowe, Jr. has been President and Chief Operating
--------------------
Officer of MGE since September 1995. Prior to joining the Company, Mr. Clowe served as Chairman of the Board, President and
Chief Executive Officer of Central Freight Lines, Inc. from 1990 until 1995. Age: 64.

Ronald J. Endres has been Executive Vice President since June
----------------
1996 and Chief Financial Officer since October 1989. He was a Senior Vice President from April 1987 until June 1996. Previously, Mr. Endres held other financial and operating positions with the Company since June 1969. Mr. Endres was President of Southern Union Gas from January 1986 until October 1990. Age: 53.

David J. Kvapil has been Vice President - Controller since July
---------------
1993 and Controller since August 1992. Prior to joining the Company in 1992, Mr. Kvapil was with the accounting firm of Coopers & Lybrand L.L.P. Age: 42.

Dennis K. Morgan has been Vice President - Legal and Secretary
----------------
since April 1991 and a Vice President since January 1991. Previously, he held various legal positions with Southern Union Exploration Company, a former oil and gas subsidiary of the Company. Age: 49.

                    Executive Compensation

The following table sets forth the remuneration paid by the Company and its subsidiaries (i) to the Chairman of the Board and Chief Executive Officer and (ii) to each of the four most highly compensated key executive officers of the Company (this group is referred to in this section as the "Named Officers"):

                   Summary Compensation Table

                    Annual Compensation       Secur-
               -----------------------------  ities
                                     Other    Under-      All
Name and                             Annual   lying      Other

Principal                          Compen-   Options/  Compen-
Position   Year  Salary   Bonus   sation(1)  SARs(2)  sation(3)
---------- ---- -------- ------- ----------- -------- ---------

George L.
Lindemann
 Chairman
 of the
 Board and
 Chief     1997 $206,073 $30,107 $ 33,557(4)  70,000  $ 14,178
 Executive 1996  203,024    --       --       73,500     8,640
 Officer   1995  166,017    --    380,000(5)    --       5,870

Peter H.
Kelley
 President
 and Chief 1997  412,681  71,952   27,313(6)  70,000    33,138
 Operating 1996  382,730    --     12,576(6)  73,500    12,085
 Officer   1995  338,900    --     27,761(6)    --       8,857

C. Thomas
Clowe,
Jr.(7)
 President
 and Chief 1997  265,792  88,541     --        5,000    25,402
 Operating 1996  199,314    --       --       22,050     5,872
 Officer - 1995     --      --       --         --        --
 Missouri
 Gas Energy

Ronald J.
Endres
 Executive
 Vice
 President 1997  263,119  80,046     --       45,000    23,412
 and Chief 1996  214,912   7,600     --       29,400     8,645
 Financial 1995  199,751  26,096     --         --       5,051
 Officer

Dennis K.
Morgan
 Vice
 President
 - Legal   1997  154,611  49,703     --        5,000    15,698
 and       1996  140,116   4,700     --        3,675     6,251
 Secretary 1995  118,560  21,127     --         --       5,006

-----------------------

(1) Does not include the value of perquisites and other personal benefits because the aggregate amount of such compensation, if any, does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for any named individual.

(2)  No Stock Appreciation Rights were granted in 1997, 1996 or
     1995. Additionally, no restricted stock awards or long-term incentive plan payouts were made in 1997, 1996 or 1995.

(3) Company matching provided through the 401(k) Plan and the Supplemental Plan.

(4) Represents perquisites and other personal benefits received from the Company.

(5) Indicates the difference between the price paid by the individual for common stock of the Company purchased from the Company upon the exercise of stock options and the fair market value of such common stock.

(6) Principally represents forgiveness of interest by the Company. See "Certain Relationships."

(7)  Elected President and Chief Operating Officer of Missouri
     Gas Energy in September 1995.

                       Option Grants in 1997

The following table provides information regarding the award of stock options to the Named Officers during fiscal 1997.

                                                  Potential
                                               Realizable Value
                                              at Assumed Annual
                                                Rates of Stock
                                              Price Appreciation
                  Individual Grants           for Option Term(1)
         ------------------------------------ -------------------
                     % of
                     Total
                    Options  Exer-
                    Granted  cise
         Number of  to Em-    or
         Securities  ploy-   Base
         Underlying ees in  Price    Expira-
          Options   Fiscal   Per      tion
  Name   Granted(2)  Year  Share(3)   Date       5%       10%
-------- ---------- ------ -------- --------- -------- ----------
George L.
Lindemann 61,942(4) 22.28% $ 22.56  6/26/2007 $878,825 $2,227,114
           8,058(5)  2.90%   24.82  6/26/2007  125,779    318,748
Peter H.
Kelley    70,000    25.18%   22.56  6/26/2007  993,150  2,516,838
C. Thomas
Clowe, Jr. 5,000     1.80%   22.56  6/26/2007   70,939    179,774
Ronald J.
Endres    34,689(6) 12.48%   22.56  6/26/2007  492,163  1,247,237
          10,311(7)  3.71%   22.56  6/26/2007  146,291    370,730
Dennis K.
Morgan     5,000     1.80%   22.56  6/26/2007   70,939    179,774

----------------------

(1) The dollar amounts under these columns are the result of calculations for the period from the date of grant to the expiration of the option at the 5% and 10% annual apprecia-tion rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. No gain to the optionee is possible without an increase in price of the Common Stock. In order to realize the potential values set forth in the 5% and 10% columns of this table for options with a ten-year term, the per share price of the Company's Common Stock would be $36.75 and $58.51, respectively, or 63% and 159%, respectively, above the exercise or base price.

(2) Options vest at a rate of 20% per annum commencing on the first anniversary of the date of grant, unless noted otherwise. All options are qualified except for the 61,942, 70,000 and 34,689 options of Messrs. Lindemann, Kelley and
     Endres, respectively, which are non-qualified.

(3) All options were granted at 100% of the fair market value on the date of grant, except for Mr. Lindemann's 8,058 quali-fied options which were granted at 110% of the fair market value on the date of grant.

(4) Options vest over five years commencing on the first anni-versary of the date of grant at 14,000 options per year for years one to three and 9,971 options per year for years four and five.

(5) Options vest at a rate of 50% per year commencing on the fourth anniversary of the date of grant.

(6) Options vest over five years commencing on the first anni-versary of the date of grant at 8,637 options in year one, 8,458 options per year for years two and three and 4,568 options per year for years four and five.

(7) Options vest over five years commencing on the first anni-versary of the date of grant at 363 options in year one, 542 options per year for years two and three and 4,432 options per year for years four and five.

      Options Exercised in 1997 and 1997 Year-End Values

The following table provides information regarding the exercise of stock options by each of the Named Officers and the value of unexercised "in-the-money" options as of June 30, 1997.

                               Number
                             of Securi-
                             ties Under-
                            lying Unexer-   Value of Unexercised
                            cised Options       In-the-Money
                            at Fiscal Year   Options at Fiscal
                           End Exercisable/ Year End Exercisable
          Shares           Unexercisable(1)  Unexercisable(2)
         Acquired          --------------- ---------------------
            on     Value    Exer-  Unexer-   Exer-     Unexer-
  Name   Exercise Realized cisable cisable  cisable    cisable
-------- -------- -------- ------- ------- ---------- ----------

George L.
Lindemann   *        *     137,408 163,528 $1,931,719 $ 887,666
Peter H.
Kelley      *        *     163,122 169,070  2,483,728   960,885
C. Thomas
Clowe, Jr.  *        *       4,410  22,640     35,037   141,725
Ronald J.
Endres      *        *     133,562  91,330  2,127,486   478,886
Dennis K.
Morgan      *        *      16,942  14,885    229,391   112,313

------------------

* No options were exercised during the year ended June 30, 1997 by the Named Officers

(1) The securities underlying unexercised options have been adjusted to reflect each of the 5% stock dividends dis-tributed on December 10, 1996, November 27, 1995 and June 30, 1994, and the 33 % stock dividend distributed on March 11, 1996 and the 50% stock dividend distributed on March 9, 1994.

(2) Based on a closing price on June 30, 1997 of $22 88 per share as reported by the New York Stock Exchange.

                      Retirement Benefits

The company sponsors two "Qualified" (Plans A and B) and one "Non-Qualified" retirement income plans. With respect to the Quali-fied Plans, Plan B covers all employees of Missouri Gas Energy and Plan A covers all employees other than employees of Missouri Gas Energy, Lavaca Realty Company, Mercado Gas Services, Inc., SUPro Energy Company and ConTigo, Inc. All officers listed herein the Summary Compensation Table, except Mr. Clowe, are presently covered by Plan A. All officers listed in the Summary Compensation Table, except Messrs. Lindemann and Clowe, are covered by the Non-Qualified Plan. Mr. Clowe is covered by Plan
B since October 1, 1996.

Under the Qualified Plans, Plan A benefits are based on total W-2 compensation (less certain defined exclusions), limited to $160,000 annually, and includes a cost of living adjustment of up to 2% per year. Plan A benefits are payable for life, with a 10-year guaranteed period. Plan B benefits are based on basic earnings, limited to $160,000 annually. Plan B benefits do not include any cost of living adjustment. Plan B benefits are pay-able for life, with no certain period guarantee. In both Quali-fied Plans, benefits are based upon average annual compensation for the five highest consecutive years in the applicable period.

The following table reflects the benefits available under the Qualified Plans.

                              Years of Service
             ----------------------------------------------------
                       15             20                25
             ----------------------------------------------------
Remuneration  Plan A   Plan B   Plan A   Plan B   Plan A   Plan B
------------ -------  -------  -------  -------  -------  -------

 $125,000    $24,938  $33,867  $33,250  $45,156  $41,563  $52,070

  150,000     29,925   40,992   39,900   54,656   49,875   63,070
  160,000+    31,920   43,842   42,560   58,456   53,200   67,470

                              Years of Service
             ----------------------------------------------------
                       30             35
             ----------------------------------------------------
Remuneration  Plan A   Plan B   Plan A   Plan B
------------ -------  -------  -------  -------

 $125,000    $49,875  $58,984  $58,188  $65,897
  150,000     59,850   71,484   69,825   79,897
  160,000+    63,840   76,484   74,480   85,497

The combined benefits payable under the Qualified and Non-
Qualified Plans are shown in the table below.

                              Years of Service
             ----------------------------------------------------
Remuneration    15         20         25         30         35
------------ ----------------------------------------------------

 $175,000    $34,913   $ 46,550   $ 58,188   $ 69,825   $ 81,463
  200,000     39,900     53,200     66,500     79,800     93,100
  225,000     44,888     59,850     74,813     89,775    104,738
  250,000     49,875     66,500     83,125     99,750    116,375
  300,000     59,850     79,800     99,750    119,700    139,650
  400,000     79,800    106,400    133,000    159,600    186,200
  450,000     89,775    119,700    149,625    179,550    209,475
  500,000     99,750    133,000    166,250    199,500    232,750

As of June 30, 1997, Messrs. Lindemann, Kelley, Endres and Morgan were credited with 7, 7, 28 and 16 years of service, respec-tively, under the Qualified Plans. The Non-Qualified Plan for-mula has been amended effective December 31, 1996 to convert to Plan A's simpler benefit formula, but without certain restric-tions on considered compensation and Internal Revenue Code
Section 415 limitations which Plan A must have in order to remain qualified. In order to maintain the previous level of Non-Qualified Plan benefits, certain participants have been credited additional years of service under the new Non-Qualified Plan formula. Effective as of July 1, 1996 Messrs. Kelley, Endres and Morgan had been credited with additional service of 22, 5 and 4 years, respectively, under the Non-Qualified Plans. Effective January 1, 1997, a plan amendment was adopted to eliminate any early retirement reduction factors that would otherwise be applicable to Messrs. Kelley and Endres. Neither the Qualified Plans nor the Non-Qualified Plan contain an offset for Social Security benefits.

      Employment Contracts, Termination of Employment and
                Change-In-Control Arrangements

All executive officers of the Company serve at the discretion of the Board of Directors. Generally, the executive officers are appointed to their position by the Board annually.

The Company has an agreement with Mr. Kelley that upon certain occurrences, the outstanding balance on his promissory note due to the company will be canceled and deemed paid in full. These occurrences include, among other items, termination of employment other than for cause, diminution in base salary or a change-in-control of the Company. See "Certain Relationships."

   Compensation Committee Interlocks and Insider Participation

The Board of Directors of the Company does not have a separate compensation committee. Except with respect to the 1992 Plan, which is administered by the Board's Plan Committee, all decisions regarding management compensation are made by the full Board of Directors of the Company. Directors Brennan,
George Lindemann and Kelley, who are also executive officers of the Company, participated in deliberations of the Board of Directors concerning compensation for members of management but did not participate in Board votes as to compensation for themselves. See "Certain Relationships."

      Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on review of the copies of forms furnished to the Company, or written representations that no annual reports (SEC Form 5) were required, the Company believes that during 1997, all SEC filings of its officers, directors and 10% stockholders complied with requirements for reporting ownership and changes in ownership of Common Stock (pursuant to Section 16(a) of the Securities Exchange Act).

                        SECURITY OWNERSHIP

The following table sets forth the number of all shares of the Company's Common Stock beneficially owned by each director, by each executive officer named in the management compensation tables and related footnotes (see "Executive Officers and Compen-sation -- Executive Compensation"), by each person known by the Company to beneficially own 5% or more of the Company's out-standing Common Stock, and by all directors and executive officers as a group on the Record Date, unless otherwise indi-cated in the footnotes. Each of the following persons and members of the group had sole voting and investment power with respect to the shares shown unless otherwise indicated in the footnotes.

                                       Number of       Percent of
        Beneficial Owner              Shares Held         Class
--------------------------------   -----------------   ----------
George L. Lindemann                 2,571,616(1)(2)      14.90%
Adam M. Lindemann                   1,498,952(2)(3)       8.75%
George Lindemann, Jr.               1,502,863(2)          8.78%
  11950 Mainstone Drive
  Wellington, Florida 33414
Sloan N. Lindemann                  1,502,863(2)          8.78%
  767 Fifth Avenue, 50th Floor
  New York, New York 10153
John E. Brennan                       309,442(4)          1.79%
Frank W. Denius                        24,385(5)             *
Aaron I. Fleischman                   256,960(6)          1.50%
Kurt A. Gitter, M.D.                   98,912(7)             *

-------------------

*   Indicates less than one percent (1%).

(1) Of these shares: 1,106,603 are owned by Mr. Lindemann including 2,937 vested shares held by the 401(k) Plan and 2,975 vested shares held through the Supplemental Plan; 1,327,705 shares are owned by his wife, Dr. F.B. Lindemann; and 137,308 shares of common stock Mr. Lindemann is entitled to purchase upon the exercise of presently exercisable stock options pursuant to the 1992 Plan. Such number excludes options to acquire shares of common stock that are not exercisable within sixty days of the date hereof. See "Executive Compensation." Substantially all shares held by Mr. and Mrs. Lindemann and their three children (Adam M., George, Jr., and Sloan N.) have been pledged to Activated Communications Limited Partnership ("Activated"). Activated, which is owned and managed by or for the benefit of the Lindemanns, provided the funds used to purchase certain of such shares. Mr. Lindemann is the Chairman of the Board and President, and Mrs. Lindemann is a director, of the sole general partner of Activated.

(2) This information regarding direct share ownership by members of the Lindemann family generally was obtained from and is reported herein in reliance upon a Schedule 13D (as amended through February 6, 1997) as adjusted for any stock dividends and splits since the date of such report filed by Adam M. Lindemann, Dr. F.B. Lindemann, George L. Lindemann, George Lindemann, Jr. and Sloan N. Lindemann. In addition, information regarding share ownership by George L. Lindemann (including shares owned by his wife, Dr. F. B. Lindemann) and Adam M. Lindemann reflects information derived from their respective reports on Form 4 and Form 5 under the Securities Exchange Act filed to date. Except as described in Note (1), each member of the Lindemann family disclaims beneficial ownership of any shares owned by any other member of the Lindemann family and, so, reflect only such individual ownership.

(3) Includes 239 vested shares pursuant to the Directors' Plan.

(4) Of these shares, 1,517 vested shares are held by the 401(k) Plan, 1,410 vested shares are held through the Supplemental Plan, 2,740 shares are owned by his wife, 115,020 are held in two separate trusts for the benefit of members of his family and 130,221 represent shares that Mr. Brennan is entitled to purchase upon the exercise of presently exercisable stock options granted to him pursuant to the 1982 Plan and the 1992 Plan. Such number excludes options to acquire shares of common stock that are not exercisable within sixty days of the date hereof.

(5) Includes: 525 shares owned by his wife; 13,341 shares that The Effie and Wofford Cain Foundation, in which Mr. Denius is a Director, own; and 2,758 vested shares pursuant to the Directors' Plan. Mr. Denius disclaims beneficial ownership of those shares held by the Foundation since he does not have a pecuniary interest in or control the Foundation's assets.

(6) Includes: 57,881 shares that Fleischman and Walsh, L.L.P., in which Mr. Fleischman is Senior Partner, is entitled to purchase upon exercise of a warrant; 5,289 vested shares pursuant to the Directors' Plan; 57,783 shares owned by the Fleischman and Walsh 401(k) Profit Sharing Plan for which
    Mr. Fleischman is a trustee and a beneficiary; and 11,575 shares owned by the Aaron I. Fleischman Foundation for which Mr. Fleischman is the sole trustee. Mr. Fleischman disclaims beneficial ownership of those shares held by the Fleischman and Walsh Plan in which he does not have a pecuniary interest and those shares held by the Aaron I. Fleischman Foundation.

(7) Includes 1,190 vested shares pursuant to the Directors' Plan.

                                       Number of       Percent of
        Beneficial Owner              Shares Held         Class
--------------------------------   -----------------   ----------

Peter H. Kelley                       189,506(1)          1.10%
Roger J. Pearson                       17,416(2)             *
George Rountree, III                   32,819(3)             *
Dan K. Wassong                         20,961(4)             *
C. Thomas Clowe, Jr.                    7,507(5)             *
Ronald J. Endres                      148,674(6)             *
Dennis K. Morgan                       22,006(7)             *
Lee M. Bass                           888,184(8)(9)       5.19%
  201 Main Street
  Fort Worth, Texas 76102
Sid R. Bass Management Trust(10)      888,184(8)(11)      5.19%
  201 Main Street
  Fort Worth, Texas 76102
All Directors and Executive Of-
  ficers as a group (14 in group)   5,214,216(12)        29.33%

------------------------

*    Indicates less than one percent (1%).

(1) Includes 163,122 shares that Mr. Kelley is entitled to pur-chase upon the exercise of presently exercisable stock options granted pursuant to the 1982 Plan and the 1992 Plan. Such number excludes options to acquire shares of common stock that are not exercisable within sixty days of the date hereof. See "Executive Compensation." Such number also includes: 8,865 vested shares held by the 401(k) Plan; 942 vested shares held through the Southern Union Stock Purchase Plan; and 7,182 vested shares held through the Supplemental Plan.

(2) Includes: 7,381 shares owned jointly by Mr. Pearson and his father; 1,000 shares held by Mr. Pearson as Custodian (pur-suant to the Uniform Gifts to Minors Act) for his children; and 358 vested shares pursuant to the Directors' Plan.

(3) Includes 795 shares owned by his wife and 6,465 vested shares allocated to Mr. Rountree pursuant to the Directors'
     Plan.

(4)  Includes 1,218 vested shares pursuant to the Directors'
     Plan.

(5) Includes 1,239 vested shares held by the 401(k) Plan, 758 vested shares held through the Supplemental Plan and 4,410 of presently exercisable stock options purusant to the 1992 Plan. Such number excludes options to acquire shares of common stock that are not exercisable within sixty days of the date hereof. See "Executive Compensation."

(6) Includes 133,562 shares Mr. Endres is entitled to purchase upon the exercise of presently exercisable stock options pursuant to the 1982 Plan and the 1992 Plan. Such number excludes options to acquire shares of common stock that are not exercisable within sixty days of the date hereof. See "Executive Compensation." Such number also includes: 5,413 vested shares held through the 401(k) Plan and 4,907 vested shares held through the Supplemental Plan.

(7) Includes 16,942 shares Mr. Morgan is entitled to purchase upon the exercise of presently exercisable stock options pursuant to the 1992 Plan. Such number excludes options to acquire shares of common stock that are not exercisable within sixty days of the date hereof. See "Executive Com-pensation." Such number also includes 2,599 vested shares held through the 401(k) Plan and 2,465 vested shares held through the Supplemental Plan.

(8) Does not include 76,402 (representing less than 1% of the common stock outstanding) owned by BEPCO International, Inc., which is owned in equal parts by Lee M. Bass, Sid R. Bass and two other persons. Neither Lee M. Bass nor Sid R. Bass is a director or officer of BEPCO International, Inc. This information, the information set forth in note
     (10) and the number of shares owned by Lee M. Bass and Sid R. Bass Management Trust set forth in the table were obtained from and is reported herein in reliance upon a
     Schedule 13D filed by Sid R. Bass, Lee M. Bass, Sid R. Bass Management Trust and BEPCO International, Inc., as adjusted for any stock dividends and splits since the date of such reports.

(9)  Does not include shares reported to be held by Sid R. Bass
     Management Trust.  See notes (8), (10) and (11).

(10) Sid R. Bass Management Trust is a Revocable Trust under
     Texas law for which Sid R. Bass, Lee M. Bass and one other person are trustees. See note (8).

(11) Does not include shares reported to be held by Lee M. Bass.
     See notes (8) and (9).

(12) Excludes options granted pursuant to the 1982 Plan and the 1992 Plan to acquire shares of common stock that are not presently exercisable or do not become exercisable within sixty days of the date hereof. Includes 66,047 vested shares held through certain Company benefit and deferred savings plans for which certain executive officers and directors may be deemed beneficial owners, but excludes shares which have not vested under the terms of such plans.

                COMMON STOCK PERFORMANCE GRAPH

The following performance graph compares the performance of the Company's common stock to the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Utilities 40 Index ("S&P Utilities Index"). The comparison assumes $100 was invested on June 30, 1992 in the Company's Common Stock, the S&P 500 Index and in the S&P Utilities Index. Each case assumes reinvestment of dividends.

                        1992  1993  1994  1995  1996  1997
                        ----  ----  ----  ----  ----  ----
Southern Union           100   138   197   202   343   375
S&P 500 Index            100   114   115   145   183   236
S&P Utilities Index      100   125   115   132   164   168

                    CERTAIN RELATIONSHIPS

In April 1992 Southern Union advanced $375,980 to
Peter H. Kelley, President, Chief Operating Officer and a Director of Southern Union, to enable him to repay certain funds borrowed by him from his previous employer in connection with his departure from his previous employer and relocation to become an executive officer of the Company. In May 1995 the note was restructured calling for 359 monthly payments of approximately $1,909 and a balloon payment of $147,746. The restructuring is evidenced by a renewal promissory note, bearing an annual percentage interest rate equal to 7.4%. During the fiscal year ended June 30, 1997, $27,313 in interest was forgiven by the Company. See "Executive Compensation." The outstanding balance at June 30, 1997 was $246,606.

On October 4, 1993, Southern Union's Board of Directors approved and ratified payments by the Company to Activated Communications, Inc. ("Activated") for use by the Company of Activated's office space in New York City. Chairman George L. Lindemann and Vice Chairman John E. Brennan control and operate, and Director
Adam M. Lindemann has a beneficial interest in, Activated; none of the foregoing Directors participated in such Board action. Payments to Activated were $251,000 in each of the fiscal years ended June 30, 1997, 1996 and 1995.

Director Fleischman is Senior Partner of Fleischman and Walsh, L.L.P., which provides legal services to the Company and certain of its subsidiaries. For the fiscal year ended June 30, 1997, the total amount paid by the Company to Fleischman and Walsh, L.L.P. for legal services was $1,500,665.

                   INDEPENDENT AUDITORS

Coopers & Lybrand L.L.P. has served as the Certified Public Accountants of the Company for the fiscal year ended June 30, 1997. Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Meeting, and to be given an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions. The Audit Committee of the Board of Directors of the Company presently expects to recommend to the Board, and the Board is expected to approve, the selection of Coopers & Lybrand L.L.P. to serve as the Company's Certified Public Accountants for the fiscal year ending June 30, 1998.

                COMPANY'S 1997 ANNUAL REPORT

The Company's Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended June 30, 1997, as filed with the Securities and Exchange Commission are available without charge to stockholders upon writing to the Secretary of the Company. Neither such Annual Report to Stockholders nor the Annual Report on Form 10-K for the fiscal year ended June 30, 1997 is to be treated as part of the proxy solicitation materials or as having been incorporated herein by reference.

                              By Order of the Board of Directors,



                              DENNIS K. MORGAN
                              Secretary

Austin, Texas
September 24, 1997

                            BACK PAGE


                        PROXY CARD (FRONT)


  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
       SOUTHERN UNION COMPANY FOR THE NOVEMBER 11, 1997
                  ANNUAL MEETING OF STOCKHOLDERS



     The undersigned hereby appoints, GEORGE L. LINDEMANN and
P PETER H. KELLEY, or either of them, with power of substitu-tion in each, proxies for the undersigned, to represent the
R undersigned and to vote all the Common Stock of the Company which the undersigned would be entitled to vote, as fully as
O the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders to be held on
X November 11, 1997 at 2:00 p.m. Central Standard Time, in the eighth floor atrium of the Company's offices at Lavaca
Y Plaza, 504 Lavaca Street, Austin, Texas or at any adjourn-ment or postponement thereof.

The Proxies are authorized to vote in their discretion upon all matters properly brought before the meeting, including any matter of which Management was not aware a reasonable time before the solicitation of this proxy. The Board of Directors recommends a vote "FOR" each proposal.

      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
                                                          SIDE


                    PROXY CARD (BACK)


 X   Please mark votes as in this example
---

1.   Election of the following nominees as Class I Directors
     Nominees:  JOHN E. BRENNAN, FRANK W. DENIUS AND
     ROGER J. PEARSON.

         FOR         WITHHELD
     ---         ---

     ------------------------------------------------------------
     Withheld for the following only (write the name of the nominee(s) on the space above)

2.   Proposal to approve an additional 900,000 shares of Southern
     Union Company Common Stock to be eligible for grant under the Southern Union Company 1992 Long-Term Stock Incentive
     Plan.

              FOR             AGAINST            ABSTAIN
          ---             ---                ---


Please return your signed proxy at once in the enclosed envelope which requires no postage if mailed in the United States, even though you expect to attend the meeting in person.

Please date and sign below. If joint account, each owner should sign. When signing in a representative capacity, please give title. Please sign here exactly as name appears in the address.



Signature                                     Date
          -----------------------------------      --------------
Signature                                     Date
          -----------------------------------      --------------